Exhibit 99.2

Bionano Announces Pricing of $80.0 Million Registered Offering and Concurrent Private Placement of Senior Secured Convertible Notes and Warrants
SAN DIEGO, Oct. 11, 2023 -- Bionano Genomics, Inc. (Nasdaq: BNGO) today announced the pricing of (i) $45.0 million aggregate principal amount of senior secured convertible notes due 2025 (the “Registered Notes”) and warrants (the “Registered Warrants”) to purchase 21,660,650 shares of its common stock in a registered offering, and (ii) $35.0 million aggregate principal amount of senior secured convertible notes due 2025 (the “Private Placement Notes” and together with the Registered Notes, the “Notes”) in a concurrent private placement, in each case, to a certain accredited investor (the “Buyer”). Each Registered Warrant has an exercise price of $3.1855 per share and expires five years from the date of issuance. The gross proceeds from the registered offering and concurrent private placement to Bionano are expected to be approximately $80.0 million, before deducting placement agent fees and offering expenses payable by Bionano. The registered offering and the concurrent private placement are each contingent upon the other. The sale of the Notes and the Registered Warrants to the Buyer is expected to close on October 13, 2023, subject to customary closing conditions.
Bionano has also granted the Buyer an option to purchase up to an additional $25.0 million aggregate principal amount of senior secured convertible notes due 2025 (the “Additional Notes”) and warrants to purchase up to 6,768,953 shares of common stock in a subsequent private placement on substantially the same terms as the Private Placement Notes and the Registered Warrants, respectively.
The Notes will not bear regular interest, and will mature on September 1, 2025 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. The Notes will be sold at an issue price of 100% of their principal amount, and when Bionano repays principal of the Notes at maturity pursuant to the terms of the Notes, it will be required to pay 115% of the principal amount repaid (the “Repayment Price”). Holders of the Notes will have the option to partially redeem a portion of the principal amount of the Notes on the first day of each month beginning on November 1, 2023 (a “Partial Redemption Date”), at the Repayment Price, plus any accrued and unpaid default interest thereon.
Holders of the Notes will be permitted to convert their Notes into shares of Bionano’s common stock at any time prior to the close of business on the second scheduled trading day (or, if earlier, the standard settlement period for the primary eligible exchange (measured in terms of trading volume for Bionano’s common stock) on which the common stock is traded) immediately before the Maturity Date. The initial conversion rate for the Notes will be 349.1925 shares of Bionano’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $2.8638 per share of Bionano’s common stock. The conversion rate will be subject to customary anti-dilution adjustments and adjustments for certain corporate events. Subject to certain conditions, at Bionano’s option, Bionano can require conversion of all, but not less than all, the Notes if the last reported sale price of its common stock exceeds 175% of the conversion price (as defined in the Notes) for at least 20 VWAP trading days  (as defined in the Notes) in any 30 consecutive trading day period.

Subject to terms, conditions and certain exceptions set forth in the Notes, Bionano will have the right to redeem all (but not less than all) of the then outstanding principal amount of the Notes for a cash redemption price equal to the greater of (A) 120% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest; and (B) the sum of (i) 120% of the product of (a) the applicable conversion rate; (b) the total then outstanding principal amount (expressed in thousands) of the Notes; and (c) the highest daily VWAP (as defined in the Notes) per share of Bionano’s common stock during the period beginning on, and including, the fifth VWAP trading day prior to the date that the redemption notice is delivered and ending on, and including, the VWAP trading day immediately preceding the redemption date; and (ii) the accrued and unpaid interest on the Notes.
Holders of the Notes may require Bionano to repurchase the Notes upon a fundamental change (as defined in the Notes) for a cash amount equal to the greater of (A) 115% of the then outstanding principal amount of the Notes to be repurchased, plus accrued and unpaid interest on such Notes; and (B) the sum of (i) 115% of the product of (a) the applicable conversion rate; (b) the total then outstanding principal amount (expressed in thousands) of the Notes to be repurchased; and (c) the average of the five Daily VWAPs per share of Bionano’s common stock during the five consecutive VWAP trading days ending on, and including, the VWAP trading day immediately preceding the effective date of such fundamental change; and (ii) accrued and unpaid interest on such Notes.
The Notes will be secured by a first-priority lien, subject only to certain permitted liens, on substantially all of Bionano’s and its subsidiaries’ (other than certain foreign subsidiaries) tangible and intangible assets, whether now owned or hereafter acquired (other than certain excluded property).
The Notes will be Bionano’s senior secured obligations, will rank pari passu with any Additional Notes, senior in right of payment to all of Bionano’s indebtedness that is expressly subordinated to the Notes in right of payment, effectively senior to all of Bionano’s unsecured indebtedness to the extent of the collateral securing the Notes, effectively junior to all of Bionano’s indebtedness secured by permitted liens, to the extent of the value of the assets subject to such permitted liens and to the extent such permitted liens have lien priority by contract or law and structurally junior to all indebtedness and other liabilities (including trade payables) of Bionano’s subsidiaries that are not party to the security documents.
TD Cowen and Stifel are acting as co-lead placement agents for the offering. BTIG is acting as placement agent for the offering.
The offering of the Registered Notes and Registered Warrants is being made pursuant to an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2023, as amended on May 8, 2023, and declared effective by the SEC on May 10, 2023 (File No. 333-270459). The Private Placement Notes to be issued in the concurrent private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction in the United States, and may not be offered, pledged, sold, delivered or otherwise transferred, directly or indirectly, in the United States except pursuant to registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and, in each case, in compliance with other applicable securities laws.

A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. When available, a copy of the final prospectus supplement and the accompanying prospectus relating to the offering of the Registered Notes and Registered Warrants may be obtained from: Cowen and Company, LLC at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of such state or jurisdiction.
About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. Bionano’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. Bionano offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, Bionano also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Bionano also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. Bionano additionally offers nucleic acid extraction and purification solutions using proprietary isotachophoresis technology.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “can,” “could,” “may” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances and the negatives thereof) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding the ability to close the offering of the Registered Notes and the Registered Warrants, the concurrent private placement and any subsequent private placement; expected gross proceeds; and the timing for the closing of the offering of the Registered Notes and the Registered Warrants, the concurrent private placement and any subsequent private placement.

Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of geopolitical and macroeconomic developments, such as recent and future bank failures, the ongoing Ukraine-Russia conflict, related sanctions, and any global pandemics, on our business, this offering of the Registered Notes and the Registered Warrants, the concurrent private placement, any subsequent private placement and the global economy; and including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this press release.
CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com
Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com